                                                                   Exhibit 4.6

                                        1ST AMENDMENT TO THE SERVICE-RENDERING
                                        AGREEMENT ENTERED INTO BY TELEMAR NORTE
                                        LESTE S/A, TNL PCS S/A AND TNL
                                        CONTAX S/A.

TELEMAR NORTE LESTE S.A., a corporate entity headquartered in the city of Rio de Janeiro, state of Rio de Janeiro at Rua General Polidoro nr. 99, Botafogo, Zip Code 22.280-001, registered at the Finance Ministry under Corporate TIN 33.000.118/0001-79, herein represented by way of its Corporate Charter, hereinafter designated "TELEMAR"; and

TNL PCS S.A., a corporate entity headquartered in the city of Rio de Janeiro, state of Rio de Janeiro, at Rua Jangadeiros nr. 48, Ipanema, Zip Code 22.420-010, registered at the Finance Ministry under Corporate TIN 04.164.616/0001-59, herein represented by way of its Corporate Charter, hereinafter designated "OI";

both hereinafter designated "CONTRACTING PARTIES";

and:

TNL CONTAX S.A., a corporate entity headquartered in the city of Barueri, state of Sao Paulo, at Calcada das Margaridas nr. 191 - CV 522 - Alphaville Commercial Center, Alphaville, Zip Code 06.460-120, registered at the Finance Ministry under Corporate TIN 02.757.614/0001-48, herein represented by way of its Corporate Charter, hereinafter designated "CONTRACTED PARTY";

all hereinafter jointly designated as "Parties" and individually as "Party".

WHEREAS, until November 2000 TELEMAR maintained an in-house client-servicing structure ("call center"), with such services being carried out internally by its employees;

WHEREAS, during November 2000, the migration to the CONTRACTED PARTY of the call center services formerly carried out internally by TELEMAR ("Migration") took place;

WHEREAS, as a result of the Migration, the employment agreements of the TELEMAR employees entrusted with the performance of the call center services ("Employees") were transferred to the CONTRACTED PARTY;

WHEREAS, TELEMAR assumed the commitment with the CONTRACTED PARTY of answering for possible labor liabilities generated by the Employees relative to the period prior to the Migration ("Commitment");

WHEREAS, on November 30th 2004, the parties entered into a Service-Rendering Agreement, consolidating rules, prices and conditions for the rendering of call center services by the CONTRACTED PARTY on behalf of the CONTRACTING PARTIES, hereinafter designated AGREEMENT;


                                  Pagina 1 de 2

WHEREAS the Parties are interested in seeing the Commitment assumed by TELEMAR reflected in the AGREEMENT;

The Parties decide to enter into the present amendment to the AGREEMENT, which shall be governed by the following provisions and conditions:

PROVISION ONE - AS REGARDS CONTRACTUAL ALTERATION

1.1 The parties agree upon the inclusion of new item 13.4 in Provision Thirteen of the AGREEMENT, which shall enter force with the following wording:

     "13.4 Notwithstanding of what has been set forth above, TELEMAR shall fully defray costs incurred by the CONTRACTED PARTY, inclusive of judicial charges and costs in addition to lawyer fees, arising out of possible labor liabilities generated by TELEMAR employees that migrated to the CONTRACTED PARTY, relative to the period prior to the Migration."

PROVISION TWO - FINAL DISPOSITIONS

2.1 The Commitment of TELEMAR set forth in item 1.1 above, retroacts to the Migration.

2.2 The Provisions, items and sub-items set forth in the AGREEMENT that are not object of the present Amendment remain unaltered and fully in force, and are for all legal effects, ratified.

In witness whereof the Parties hereto have set their hands to three (3) copies of equal wording in the presence of the witnesses appointed below.

Rio de Janeiro, December 29th 2004.

                            TELEMAR NORTE LESTE S.A.

-------------------------------------   ----------------------------------------

                                  TNL PCS S.A.

-------------------------------------   ----------------------------------------

                                 TNL CONTAX S.A.

-------------------------------------   ----------------------------------------

WITNESSES:



-------------------------------------   ----------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
TIN/FM.:                                TIN/FM.:
         ----------------------------            -------------------------------


                                  Pagina 2 de 2